2008年7月25日

《项目建设投资合同书》

补充协议书

甲方：渭南市临渭区人民政府（以下简称甲方）
乙方：天津市亚亿实业有限公司（以下简称乙方）

根据《中华人们共和国合同法》及有关规定，经双方充分协商，就双方于2008年7月25日签订的《项目建设投资合同书》达成以下补充条款：

第一条、鉴于乙方需要对甲方提供的项目建设用地进行测量、建筑设计、建筑材料购买等多方面的前期工作，且因渭南地区每年12月至次年2月为冻土期，不适宜进行工程建设，所以甲方同意乙方在本补充协议签订后6个月内正式开始项目工程建设。其中一期工程将在开工后10个月内建成投产，而二期工程的建设将在2010年1月之前开工，并在开工后10个月内建成投产。

第二条、甲方同意乙方在2008年7月25日《项目建设投资合同书》签订后的10日内先支付100万元人民币作为土地转让金，余款应在乙方开工之前付清。

第三条、本补充协议自双方签字后立即生效，同时双方于2008年7月25日签订的《项目建设投资合同书》中的相应条款将以本协议内容为准。

第四条、本协议一式两份，甲、乙双方各执一份。

甲方：渭南市临渭区人民政府

授权代表：

签订时间：2008 年 9 月 16 日

乙方：天津市亚亿实业有限公司

授权代表：

签订时间：2008 年 9 月 16 日